EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107016) and Form S-8 (Nos. 33-38465, 333-49669, 333-88354 and 333-88328) of Hill-Rom Holdings, Inc. of our report dated November 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Indianapolis, Indiana
November 26, 2008